Exhibit 99.1

Can-Cal Resources Provides Update on Operations

Red Deer, Alberta, Canada / October 21, 2019 / Can-Cal Resources Ltd. (OTC Pink:CCRE) (“Can-Cal” or the “Company”), based in Red Deer, Alberta, Canada, announced today, that as previously disclosed by the Company in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 9, 2019, the Company has been in discussions with various groups regarding the commercial processing of Pisgah resource material. While a final agreement has not been reached regarding such processing, a Memorandum of Understanding (MOU) has been entered into with an interested party and the Company has received funds in the amount of $100,000 pursuant to the terms of the non-binding MOU.

The Board of Directors of the Company (the “Board”) has approved the use of such funds to reduce payables for accounting, auditing and for other operating expenses deemed essential at this time.

The Board is hopeful that a binding and definitive agreement can be reached in connection with the commercial processing of the Company’s Pisgah resource material by year end.

The Board reminds shareholders that it will not respond to individual requests for information and answers which responses may constitute non-public information and instead the Board plans to publicly disclose, through Current Reports on Form 8-K and/or press releases, all future developments regarding the Company and the processing of the Company’s Pisgah resource.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, opinions, beliefs or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Can-Cal believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks described in Can-Cal’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance. Actual results or developments may differ materially from those projected and investors should not purchase the stock of Can-Cal if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.